UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported)     December  29,  2004
                                                            -------------------

                            THE STEAK N SHAKE COMPANY
                            -------------------------
             (Exact name of registrant as specified in its charter)

             INDIANA               000-08445          37-0684070
             -------               ---------          ----------
     (State or other jurisdiction (Commission        (IRS Employer
          of incorporation)       File Number)     Identification No.)

                     36 SOUTH PENNSYLVANIA STREET, SUITE 500
                           INDIANAPOLIS, INDIANA 46204
                           ---------------------------
              (Address of principal executive offices)  (Zip Code)

Registrant's  telephone  number,  including  area  code     (317)  633-4100
                                                            ---------------

                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))










ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

     On November 10, 2004, the Registrant announced that its wholly owned subsidiary, Steak n Shake Operations, Inc., ("SNS Operations"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Kelley Restaurants Inc, the Registrant's largest franchisee ("KRI"), and SNS Merger Corp, a wholly owned subsidiary of SNS Operations ("Subcorp"), pursuant to which Subcorp will merge with and into KRI, with KRI being the surviving company (the "Merger").
The Merger was completed on December 29, 2004. The net value transferred at closing was approximately $17.5 million, which includes adjustments for debt repayment, working capital and other items. As a result of the Merger, KRI became a wholly owned subsidiary of SNS Operations.

     In connection with the closing of the Merger, SNS Operations entered into an employment agreement with Wayne Kelley, the President of KRI. Mr. Kelley serves as a director on the Board of Directors for both the Registrant and SNS Operations. Pursuant to the employment agreement, Mr. Kelley will remain a full-time employee of KRI for a period of two years and sixteen weeks. During the term of the agreement, Mr. Kelley will report to the Registrant's President and Chief Executive Officer and shall perform duties that are requested by the Registrant's President and Chief Executive Officer. His duties will include effectively merging the two entities, evaluating real estate sites, and involvement and participation in the Registrant's executive management team. Mr. Kelley will receive an annual salary of $205,000 per year and shall be entitled to a bonus of $56,923 if he is still employed at the end of the employment period. Additionally, Mr. Kelley shall be entitled to participate in any and all benefit plans offered by the Registrant or its subsidiaries to those in positions similar to Mr. Kelley's.

     A copy of the employment agreement is attached as Exhibit 10.1 to this report and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS

     (c)     Exhibits

     10.1 Employment Agreement between Wayne Kelley and Steak n Shake Operations, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Dated:  December  29,  2004

                                   THE  STEAK  n  SHAKE  COMPANY


                                   By:/s/  Jeffrey  A.  Blade
                                      -----------------------
                                      Jeffrey A. Blade, Senior Vice President
                                      and Chief  Financial  Officer

EXHIBIT  10.1
-------------


                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is entered into effective this 29th day of December, 2004, between Wayne Kelley ("Employee") and Steak n Shake Operations, Inc. ("SNS").

WHEREAS, Employee is employed by Kelley Restaurants, Inc. ("KRI"), in the capacity of President; and

WHEREAS, SNS has contracted to merge one of its subsidiaries into KRI, with the surviving Company to continue to be known as Kelley Restaurants, Inc. (also
"KRI" herein) on or before December 29, 2004 (the date the merger is closed being the "Acquisition Date") and desires that Employee remain employed with KRI for two (2) years and sixteen (16) weeks after the Acquisition Date; and

NOW THEREFORE, based on the foregoing premises and the following promises and representations, the receipt and sufficiency of which are hereby acknowledged by both parties, the parties agree as follows:

1.     TERM  OF  AGREEMENT  AND  RESIGNATION.  Employee shall remain a full-time
       --------------------------------------
employee of KRI for two (2) years and sixteen (16) weeks after this Acquisition Date and hereby resigns from his employment with KRI effective two (2) years and sixteen (16) weeks from the Acquisition Date (the "Resignation Date").
Notwithstanding the foregoing, Employee's employment hereunder may be terminated, and Employee shall have no further rights or expectation of employment hereunder, in the event that Employee: is convicted of or pleads guilty to a felony or crime of moral turpitude, ; violates any of SNS's or KRI's policies and does not cure such violation within 10 days of notice (to the extent a cure of the policy at issue is possible); violates the terms of this Agreement; subjects SNS or KRI to legal liability to a third party or any governmental entity as a result of his actions or omissions; or fails, refuses or is unable to perform the duties required of him in Paragraph 2 of this Agreement.

2.     DUTIES.  At  all  times  after  the  Acquisition  Date  and  prior to the
       -------
Resignation Date Employee shall report to SNS's President and Chief Executive Officer and shall perform such duties as are requested of Employee by SNS's President and Chief Executive Officer. Employee's duties shall be primarily performed in Atlanta, Georgia, Charlotte, North Carolina, or Indianapolis, Indiana and shall generally involve the effective merger of SNS's subsidiary into KRI, evaluation of real estate sites, and involvement and participation in SNS's executive management team. Employee shall use his best efforts to perform the duties required of him and shall not hold any other positions or employment without prior written approval from SNS's President and Chief Executive Officer. It is anticipated by the parties that Employee will devote approximately 40 hours per week to his duties. Employee shall be entitled to four (4) weeks of paid vacation per year and 10 sick days per full year of employment. Employee shall devote his full efforts to his duties hereunder and shall not engage in any other employment, consulting or self-employment without SNS's written consent. Notwithstanding the foregoing, Employee shall be free to pursue and work on behalf of a franchise of SNS that would be owned by Employee individually or by a corporate entity of which he would be a shareholder or member. During the term of this Agreement KRI shall provide Employee with the use of office space and office equipment including but not limited to computers, telephones, fax machines, e-mail, internet access, substantively similar to the office space and equipment available to the employees of the Steak n Shake Company's other subsidiaries located at its main corporate offices.

3.     COMPENSATION.  Employee's  annual  base salary hereunder beginning on the
       -------------
Acquisition Date shall be $205,000, payable in bi-weekly installments on KRI's normal and customary pay days. Employee shall also be entitled to earn a bonus of $56,923.08, which will be earned, due and payable in a lump sum only if Employee is employed by SNS on the last date of the term of this Agreement. Employee shall also be entitled to use of a vehicle provided by SNS typical of those provided to executives of SNS, subject to Employee's adherence to SNS's automobile use policies.

4.     EMPLOYEE  BENEFITS.  Except  as  otherwise  excluded  by his service as a
       -------------------
Director of SNS's parent Company, Employee shall be entitled to participate in any and all benefit plans provided by KRI to its employees, including but not limited to, KRI's group medical plan, group life insurance plan, short-term disability plan, long-term disability plan, vacation plan, sick pay plan, 401k and Profit Sharing Plan, or any other employee benefit plan typically offered by KRI to its executives. Employee's benefits under any of KRI's employee benefit plans shall be governed by the terms of such plans. Employee shall be credited with all time he served as an employee of KRI under all of KRI's benefit plans. Should any KRI Employee Benefit Plans in existence on the date of this Agreement (a "KRI Plan") be terminated KRI shall either transfer Employee to another subsidiary of the Steak n Shake Company that offers a comparable plan to that which was terminated or gross Employee up for any loss of benefits resulting from the termination of the KRI Plan.

5.     CONFIDENTIALITY.  Employee shall not share any information regarding KRI,
       ----------------
SNS or any of its parent, employees, directors, corporate affiliates or those of its parent with any person or entity without the prior consent of SNS. Notwithstanding the foregoing, nothing shall prevent Employee from sharing any information that is already in the public domain at the time Employee communicates it.

6.     MODIFICATION  AND  WAIVER.     This  Agreement  may  only  be modified by
       --------------------------
written document signed by the Chief Executive Officer of SNS and Employee. The failure to enforce this Agreement or the waiver of any breach of this Agreement shall not constitute the waiver of any future breach or any other rights contained herein.

7.     VENUE,  JURISDICTION  AND GOVERNING LAW.  Employee and SNS agree that any
       ----------------------------------------
suit or claim arising out of this Agreement or seeking to remedy a breach of this Agreement shall only be brought in the state courts in Marion County, Indiana or the Federal District Court for the Southern District of Indiana, Indianapolis Division. This Agreement shall be construed only under the laws of the State of Indiana, notwithstanding any conflict of laws provisions or decision. Employee also agrees that in the event that a court finds that a provision of this Agreement is not enforceable, the court shall strike the offending provision and the remainder of this Agreement shall be fully enforceable.

8.     EVIDENCE.  Notwithstanding any foregoing provision, this Agreement may be
       ---------
used  by  SNS  as  evidence  in  any  claim  brought  by  Employee  against SNS.

9.     RESTRICTIVE  COVENANT.  Employee  agrees  and  understands  that  his
       ----------------------
performance of services for a direct competitor of SNS would cause SNS significant harm. Accordingly, he agrees that for a period of 1 year after the last payment hereunder, he shall not perform services as an employee, contractor, consultant, or in any other capacity for any direct competitor of SNS in the Atlanta, Georgia or Charlotte, North Carolina DMAs. For the purposes of this paragraph, a direct competitor shall be deemed to include Culvers or any restaurant that serves or purports to serve or plans to serve "Steakburgers" or hand-dipped milkshakes or operates as a diner-style concept. Employee understands and agrees that the consideration set forth herein is sufficient for this agreement on his part and that the restriction set forth herein is reasonable in both geographic scope and type of work restricted. He also understands and agrees that the restriction set forth herein shall not impair his ability to obtain suitable employment in his field of expertise. Notwithstanding anything herein, nothing shall prevent Employee from pursuing or being considered for franchise opportunities with SNS.

10.     COMPLETE  AGREEMENT.  Employee agrees that this written Agreement is the
        --------------------
complete and entire agreement between him and SNS and that he has not relied on any representation by SNS or its agents or counsel.

THIS AGREEMENT IS ENTERED INTO AS OF THE DATE ABOVE WRITTEN AND EMPLOYEE AGREES TO BE BOUND BY ITS TERMS BY SIGNING BELOW:

Wayne  Kelley:

/s/  Wayne  Kelley
------------------

Dated:  December  29,  2004
       --------------------

"STEAK  N  SHAKE  OPERATIONS,  INC."

By:     /s/Peter  M.  Dunn
           ---------------

Printed:     Peter  M.  Dunn
             ---------------

Dated:     December  29,  2004
           -------------------